UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2016

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#950 – 1130 West Pender Street, Vancouver, BC Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 602-1675

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws

Lexaria confirms that the name change to Lexaria Bioscience Corp. has occurred and the that stock is expected to begin trading with the new name at the opening of trading on May 12, 2016 on the Canadian Securities Exchange and on the OTCQB. Stock symbols remain unchanged with LXX on the Canadian Securities Exchange and LXRP on the OTCQB.

The CUSIP 52886N 307 remains unchanged, and the ISIN # is US52886N3070. There is no consolidation of shares and no change in share quantity issued, outstanding, or authorized. Shareholders are not required to exchange any existing share certificates for new certificates bearing the new company name, and company shares held electronically in direct registration system will be booked automatically. The name change was approved by the directors, as permitted by the articles of the company.

Item 7.01         Regulation FD Disclosure

A copy of the news release announcing Lexaria’s name change is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on April 8, 2016.

99.1	Press Release dated May 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA CORP.

/s/ Chris Bunka
Chris Bunka
CEO
Date: May 10, 2016